Exhibit 4.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

WARRANT TO PURCHASE COMMON STOCK

Original Issue Date: November 30th 2015	Warrant No. 2015 __

FOR VALUE RECEIVED, GUARDION HEALTH SCIENCES, INC., a Delaware corporation (including any successor, the "Company"), hereby certifies EDWARD B. GRIER, III, as of the date hereof and after the date hereof, is entitled to purchase from the Company, as of the date hereof, up to a total of One Hundred Thousand (100,000) shares of common stock, $0.001 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price per share equal to Twenty-Five Cents ($0.25) per share subject to the terms, conditions and adjustments set forth below in this Warrant.

1.        Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

"Board" means the board of directors of the Company.

"Business Day" means any day, except a Saturday, Sunday or legal holiday on which banking institutions in the city of New York, New York, are authorized or obligated by law or executive order to close.

"Common Stock" means the common stock, par value $0.001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the Original Issue Date.

"Company" has the meaning set forth in the preamble of this Warrant.

"Convertible Securities" means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

"Exercise Date" means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., San Diego, California time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, this Warrant and the Exercise Price.

"Exercise Agreement" means an Exercise Agreement in the form attached to this Warrant as Exhibit A.

"Exercise Period" has the meaning set forth in Section 2.

"Exercise Price" has the meaning set forth in the preamble of this Warrant.

"Fair Market Value" means, as of any particular date, the "Fair Market Value" of the Common Stock shall be: (a) if at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTCQB or similar quotation system or association, the fair market value per share as determined by mutual consent of the parties, or absent that, by an independent third-party appraisal, (b) if the Common Stock is listed on any domestic securities exchange or quoted on the OTCQB or similar quotation system: (1) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (2) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (3) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTCQB or similar quotation system or association for such day; or (4) if there have been no sales of the Common Stock on the OTCQB or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTCQB or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term "Business Day" as used in this sentence means Business Days on which such exchange is open for trading.

"Holder" has the meaning set forth in the preamble of this Warrant.

"Options" means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

"Original Issue Date" has the meaning set forth on the cover page to this Warrant.

"Person" means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

"Securities Act" has the meaning set forth in the legend endorsed on the cover page of this Warrant.

"Trading Day" means a day on which the principal Trading Market is open for trading.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQX and OTCQB.

"Volume Weighted Average Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time) (b) if the Common Stock is not then listed or quoted for trading on the OTC Venture Market (OTCQB) and if prices for the Common Stock are then reported on the OTC Pink (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an in good faith by the Board of Directors of the Company.

"Warrant" means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

"Warrant Shares" means the shares of Common Stock which may be purchased pursuant to this Warrant.

2.            Term of Warrant. Subject to the terms and conditions of this Warrant, beginning on the date of issuance and then at any time or from time to time after the date hereof and prior to 5:00 p.m., San Diego, California time, on the three (3) year anniversary of the date hereof, if such day is not a Business Day, on the next preceding Business Day (the "Exercise Period"), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder.

3.            Exercise of Warrant.

(a)          Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i)        surrender of this Warrant to the Company at its then principal executive offices (or an indemnification in accordance with Section 8 in the case of the loss, theft, destruction or mutilation of this Warrant), together with a duly completed (including specifying the number of Warrant Shares for which this Warrant is being exercised) and executed Exercise Agreement; and

(ii)        payment to the Company of the Exercise Price m accordance with Section 3(b).

(b)           Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price.

(c)           Delivery of Stock Certificates. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(b)), the Company shall, as promptly as reasonably practicable, and in any event within ten (10) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d). The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 6, such other Person's name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or (subject to compliance with Section 6) any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d)          Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of this Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e)          Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f)           Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees that:

(i)        This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)        All Warrant Shares issuable upon the exercise of this Warrant in compliance with the terms of this Warrant shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any pre-emptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii)        The Company shall use commercially reasonable efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

(iv)        The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to the Holder or to any other Person permitted to receive Warrant Shares upon exercise of this Warrant, and no such issuance or delivery shall be made unless and until the Holder or such Person has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g)          Conditional Exercise. Notwithstanding any other provision of this Warrant, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a Sale Event, such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h)          Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

4.            Adjustment to Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4.

(a)         Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the date hereof (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, then the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective concurrent at the time such dividend, subdivision or combination becomes effective.

(b)         Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. After the date hereof, in the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than (x) a change in par value, from par value to no par value, or from no par value to par value, or (y) as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company's assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 4(a)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification , consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise; and, in such case, appropriate adjustment (in form and substance determined by the Board in its reasonable discretion) shall be made with respect to the Holder's rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. Subject to Section 4, the Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation , merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. With respect to any corporate event or other transaction contemplated by the provisions of this Section 4(b), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 3 instead of giving effect to the provisions contained in this Section 4(b) with respect to this Warrant.

(c)          Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided , that no such adjustment pursuant to this Section 4(c) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 4.

(d)         Certificate as to Adjustment.

(i)        As promptly as reasonably practicable following any adjustment of the Exercise Price that results in an increase or decrease of the Exercise Price of $0.01 or more, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(e)          Notices. In the event:

(i)        that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution; or

(ii)        of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company's assets to another Person; or

(iii)        of the voluntary or involuntary dissolution, liquidation or winding-up of the Company then, and in each such case, the Company shall send or cause to be sent to the Holder at least twenty (20) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution or other right or action, and a description of such dividend, distribution or other right, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

5.           Restrictions on Exercise. Notwithstanding anything in this Warrant to the contrary, this Warrant may not be exercised if the issuance of Warrant Shares upon such exercise or if the method of payment for such Warrant Shares would constitute a violation of any applicable laws or regulations, including, without limitation, applicable federal and state securities laws and regulations. The Company may require Holder to make any representations and warranties to the Company as may be required by any applicable law or regulation (including, without limitation, applicable federal and state securities laws and regulations) before allowing this Warrant to be exercised. Without limiting the generality of the foregoing, Warrant Shares issued upon exercise of this Warrant may not be issued in the name of any Person other than Holder unless the transfer conditions referred to in the legend endorsed on the cover page of this Warrant have been complied with to the satisfaction of the Company. In addition, no Warrant Shares will be issued pursuant to the exercise of this Warrant unless such issuance and such exercise comply with all relevant requirements of any stock exchange upon which the Common Stock may then be listed.

6.           Transfer of Warrant. Subject to the transfer restrictions and conditions referred to in the legend endorsed on the cover page of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(f)(iv) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

7.           Holder Not Deemed a Stockholder; Limitations on Liability. Prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

8.           Replacement on Loss; Division and Combination.

(a)        Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to the Company and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b)        Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment that may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment that may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

9.           Compliance with the Securities Act.

(a)          Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 9 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that that Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or applicable state or federal securities laws. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

"THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL."

(b)         Representations of the Holder. In connection with the issuance of this Warrant and each exercise of this Warrant, the Holder specifically represents, as of the Original Issue Date and each Exercise Date, to the Company as follows:

(i)        The Holder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and all Warrant Shares issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii)        The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii)        The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. Subject to Section 9(b)(iv), the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

(iv)        The Holder acknowledges and agrees that neither the Company, nor any officer, director, employee nor representative of the Company, nor any other Person has made or is making any representations or warranties of any kind or nature whatsoever, express or implied, beyond those expressly given by the Company in this Warrant.

10.          Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of this Warrant and any transfers of this Warrant. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

11.          Registration Rights. If at any time while this Warrant is issued and outstanding, and/or if this Warrant is exercised before the end of the Exercise Period (the "Piggy-Back Period"), the Borrower proposes to file with the Securities and Exchange Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than a Registration Statement on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Borrower shall include the Warrant Shares on such Registration Statement. At all times after becoming a reporting company with the Securities and Exchange Commission (the "SEC"), in the event there is not an effective Registration Statement, which covers the Warrant Shares, the Company shall use its best efforts to maintain its reporting requirements with the SEC on a timely basis, in order to effect a Rule 144 sale at the request of the Holder of this Warrant.

12.         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e mail of a PDF (or similar electronic format) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the fourth day after the date mailed, by USPS certified or registered mail, return receipt requested, postage prepaid . Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Company:	Guardian Health Sciences, Inc.
15150 Avenue of Science, Suite 200
San Diego, California 92128
Attention: Michael Favish,
Chief Executive Officer
Telephone: (858) 605-9055

If to the Holder to his/her/its	Edward B. Grier, III:
registered address

13.          Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14.          Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15.          Entire Agreement. This Warrant, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

16.          Successor and Assigns . This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17.          No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

18.          Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

19.          Amendment and Modification; Waiver. This Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20.          Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

21.          Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

22.          Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transact ions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware in each case located in the Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

23.          Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, to the fullest extent permitted by law, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

24.          Counterparts. This Wa1Tant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

25.          No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

GUARDION HEALTH SCIENCES, INC.

By:	/s/:Michael Favish
Name: Michael Favish
Title: Chief Executive Officer

EXHIBIT A

EXERCISE AGREEMENT

TO:	GUARDION HEALTH SCIENCES, INC.

(1)        The        undersigned        Holder        hereby        exercises        the        right        to        purchase

            shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate Exercise Price. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

(2)        The Holder pays the Aggregate Exercise Price pursuant to:

            Section 3(b) with respect to___________________ shares of Common Stock and the Holder is herewith paying a sum of $        to        the         Company in accordance with the terms of the Warrant.

The undersigned Holder represents that it is acquiring the shares upon exercise of the Warrant for its own account and not with a view toward, or for resale in connection with, the public sale or distribution of those shares, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "Securities Act"), and that as of the date hereof, the undersigned is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

Name of Holder:

Signature of Holder:

Name of Authorized
Signatory (if an entity):

Title of Authorized
Signatory (if an entity):

Dated:

EXHIBIT B

ASSIGNMENT

(To Be Signed Only On Transfer Of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase shares of Common Stock of GUARDION HEALTH SCIENCES, INC. into which the within Warrant relates specified under the headings "Number of Warrants Transferred," respectively, opposite the name(s) of such person(s) and appoints each and any officer of the Corporation as attorney to transfer the undersigned's respective right on the register of warrants maintained by the Corporation with full power of substitution in the premises.

Transferees	Address	Number of Warrants Transferred

Dated:
(Signature must conform to name of Holder as
specified on the face of the Warrant)

Address:

Signature Guarantee

ACCEPTED AND AGREED:
[TRANSFEREE]

(Name)

The signature of the Holder to this Assignment must correspond exactly with the name of the Holder as set forth on the face of the Warrant in every particular and the signature must be guaranteed by a U.S. chartered bank or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.